Exhibit 99.2

Fourth Quarter and Full-Year 2012 Financial Review and Analysis (preliminary, unaudited) Supplemental Presentation Materials Unless otherwise indicated, the discussion of the company’s results is focused on its continuing operations, and comparisons are to the same period in the prior year. Previously reported segment results and corporate expense have been realigned to reflect new operating structure. January 30, 2013

Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; the financial condition and inventory strategies of customers; changes in customer order patterns; worldwide and local economic conditions; fluctuations in cost and availability of raw materials; ability of the company to generate sustained productivity improvement; ability of the company to achieve and sustain targeted cost reductions; impact of competitive products and pricing; loss of significant contract(s) or customer(s); collection of receivables from customers; selling prices; business mix shift; changes in tax laws and regulations, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; integration of acquisitions and completion of pending dispositions; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems; successful installation of new or upgraded information technology systems; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the company to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal and regulatory proceedings, including with respect to environmental, health and safety; changes in governmental laws and regulations; changes in political conditions; impact of epidemiological events on the economy and the company's customers and suppliers; acts of war, terrorism, and natural disasters; and other factors. The company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the impact of economic conditions on underlying demand for the company's products; (2) competitors' actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume. For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the company’s 2011 Form 10-K, filed on February 27, 2012 with the Securities and Exchange Commission, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and the company undertakes no obligation to update these statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures This presentation contains certain non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, including limitations associated with these non-GAAP financial measures, are provided in the financial schedules accompanying the earnings news release for the quarter. (See Attachments A-2 through A-5 to news release dated January 30, 2013.) The company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess the underlying performance of the company in a single period. By excluding certain accounting effects, both positive and negative, of certain items (e.g., restructuring costs, asset impairments, legal settlements, certain effects of strategic transactions and related costs, loss from debt extinguishments, loss from curtailment and settlement of pension obligations, gains or losses on sale of certain assets and other items), the company believes that it is providing meaningful supplemental information to facilitate an understanding of the company’s core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in the company’s underlying businesses, as well as to facilitate comparison to the results of competitors for a single period. While some of the items excluded from GAAP financial measures may recur, they tend to be disparate in amount, frequency, and timing. The company uses the following non-GAAP financial measures in this presentation: Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, acquisitions and divestitures; Adjusted EBITDA refers to earnings before interest expense, taxes, depreciation, and amortization, excluding restructuring costs and other items; Adjusted operating margin refers to earnings before interest expense and taxes, excluding restructuring costs and other items, as a percentage of sales; Adjusted tax rate refers to the anticipated full year GAAP tax rate adjusted for certain discrete events; Adjusted net income refers to reported net income adjusted for the tax-effected restructuring costs and other items; Adjusted EPS refers to as reported net income per common share, assuming dilution, adjusted for the tax-effected restructuring costs and other items; and Free cash flow refers to cash flow from operations, less net payments for property, plant, and equipment, software and other deferred charges, plus (minus) net proceeds from sales (purchases) of investments, plus discretionary contributions to pension plan utilizing proceeds from divestitures. Free cash flow excludes uses of cash that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchases, and certain effects of acquisitions and divestitures). This document has been furnished (not filed) on Form 8-K with the SEC and may be found on the company’s website at www.investors.averydennison.com.

Full Year Overview Delivered solid full year results; strong second-half momentum Sales grew approx. 4% on organic basis driven by higher volume Operating margin, as reported, improved 40 basis points Adjusted operating margin improved 80 basis points Reported EPS (including discontinued operations) up approx. 17% Adjusted EPS (non-GAAP, continuing operations) up approx. 20% Free cash flow, including discontinued operations, of $353 mil. Free cash flow from continuing operations estimated at $312 mil. Initiated restructuring program to achieve more than $100 mil. in annualized savings by mid-2013 Maintained healthy balance sheet while returning $346 mil. of cash to shareholders Repurchased approx. 7% of outstanding shares for $235 mil. Paid $110 mil. in dividends, reflecting 8% increase in dividend rate

4th Quarter Overview and 2013 Outlook Strong quarter across all segments Sales up approx. 7% on organic basis driven by higher volume Operating margin, as reported, improved 100 basis points as the benefit of higher volume and productivity initiatives more than offset higher employee-related expenses, unfavorable changes in product mix, an impairment charge, and the impact of a prior year gain on sale of a product line. Adjusted operating margin improved 170 basis points Reported EPS (including discontinued operations) of $0.48 Adjusted EPS (non-GAAP, continuing operations) of $0.54 2013 Outlook Adjusted EPS growth of 15% to 35% with solid free cash flow on modest organic sales growth Maintain strong balance sheet (net debt/adjusted EBITDA <2.0x) Continued focus on returning cash to shareholders Anticipate mid-year close of sale of Office and Consumer Products (OCP) and Designed and Engineered Solutions (DES) businesses to CCL Industries Inc. Expected net proceeds of approx. $400 mil. Majority of net proceeds to be used for share repurchases and an additional pension contribution

Realigned segment reporting to reflect new operating structure *(see Appendix slides 16-19)*

- Consolidated operations, streamlined corporate center, and realigned organizational structure and accountabilities
- These actions reflected in new corporate expense allocation methodology and movement of Performance Tapes and RFID inlay manufacturing businesses into reportable segments

	OLD	NEW
PSM	Label & Packaging Materials Graphics & Reflective Solutions	Label & Packaging Materials Graphics & Reflective Solutions Performance Tapes
RBIS	Retail branding and information solutions	Retail branding and information solutions RFID inlay manufacturing
Other Specialty Converting	Designed and Engineered Solutions Vancive Medical Technologies (formerly Medical Solutions) Performance Tapes RFID inlay manufacturing	Designed and Engineered Solutions* Vancive Medical Technologies (formerly Medical Solutions)

* Anticipate reclassification to discontinued operations during first quarter of 2013

6 | Fourth Quarter and Full-Year 2012 Financial Review and Analysis | January 30, 2013
AVERY DENNISON Inspired Brands. Intelligent World.

New corporate expense allocation methodology Compared to previous methodology, Corporate Expense reflects a reduction in costs allocated to the operating segments Under new methodology, costs meeting the following criteria are fully allocated to the business segments: Significant portion of benefit derived from activity directly relates to operating unit performance Operating unit decisions can impact level of resourcing / cost Corporate Expense reflects costs associated with: Public company management (e.g., CEO/Board, CFO, Controller, General Counsel) Other headquarter and functional expense (e.g., tax compliance, corporate treasury, internal audit, etc.) Although there is potential for increased volatility compared to previous allocation methodology, 2012 represents good approximation of future Corporate Expense (excluding deal-related costs and restructuring charges)

4Q11 1Q12 2Q12 3Q12 4Q12 Organic Sales Change 0.7% (0.9%) 3.7% 5.9% 7.1% Product Line Divestitures (0.2%) (0.4%) (0.3%) (0.4%) (0.2%) Currency Translation (1.0%) (1.6%) (4.2%) (6.4%) (1.5%) Reported Sales Change* (0.5%) (2.8%) (0.8%) (0.8%) 5.3% Sales Trend Analysis *Totals may not sum due to rounding.

Segment Sales and Margin Analysis 4Q12 Reported Organic Net Sales Growth: Pressure-sensitive Materials 4% 6% Retail Branding and Information Solutions 10% 10% Other specialty converting businesses 9% 15% Continuing Operations 5% 7% Adjusted As Reported (Non-GAAP) 4Q12 4Q11 4Q12 4Q11 Operating Margin: Pressure-sensitive Materials 7.8% 6.8% 8.7% 7.7% Retail Branding and Information Solutions 3.0% 1.8% 6.2% 3.5% Other specialty converting businesses 2.3% 3.0% 6.4% (6.2)% Continuing Operations 4.8% 3.8% 6.6% 4.9%

4th Quarter Segment Overview PRESSURE-SENSITIVE MATERIALS (PSM) Reported sales of $1.06 bil., up approx. 4% compared to prior year Sales up approx. 6% on organic basis Label and Packaging Materials sales up mid-single digits on organic basis Combined sales for other product lines (Graphics, Reflective, Performance Tapes) up mid-single digits on organic basis Operating margin improved 100 basis points to 7.8% as the benefit of higher volume and productivity initiatives more than offset the impact of changes in product mix and higher employee-related expenses. Adjusted operating margin improved 100 basis points.

4th Quarter Segment Overview (continued) RETAIL BRANDING AND INFORMATION SOLUTIONS (RBIS) Reported sales of $407 mil., up approx. 10% compared to prior year Sales up approx. 10% on organic basis Operating margin improved 120 basis points to 3.0% as the benefit of higher volume and productivity initiatives more than offset higher employee-related expenses and an impairment charge. Adjusted operating margin improved 270 basis points. OTHER SPECIALTY CONVERTING BUSINESSES Reported sales of $66 mil., up approx. 9% compared to prior year Sales up approx. 15% on organic basis Operating margin declined 70 basis points to 2.3% due to the impact of a prior year gain on sale of a product line, as well as current year costs associated with exiting product lines and restructuring, partially offset by the benefit of higher volume. Adjusted operating margin improved by more than 12 points to 6.4%.

Company Results vs Long-Term Targets (2012 – 2015)* 3% – 5% Organic Sales Growth 10% – 15% Adjusted Net Income Growth $300 mil.+ Annual Free Cash Flow 15% – 20%+ Adjusted EPS Growth < 2x Net Debt to Adjusted EBITDA LONG-TERM TARGETS 4% 16% $312 mil. 20% 1.6x 2012 RESULTS * All long-term target percentages reflect compound annual growth rates, with 2011 as the base period.

Segment Results vs Long-Term Targets (2012 – 2015) * Adjusted to reflect new segment reporting. Prior to the realignment, targets were 8.5 - 9.5% for PSM, 8 - 9% for RBIS, and > 5% for Other Specialty Converting. Long-Term Target (4-Yr CAGR) 2012 Results Long-Term Target* (by 2015) 2012 Results Pressure-sensitive Materials 3 - 5% 4.1% 9 - 10% 9.3% Retail Branding and Information Solutions 3 - 5% 3.1% 8.5 - 9.5% 5.2% Other specialty converting 5 - 8% 4.8% > 5% 1.2% ADJ. OPERATING MARGIN ORGANIC SALES GROWTH

Contributing Factors to 2013 Guidance* Organic sales growth of 1% to 4% At recent rates, currency translation has modest positive benefit to reported sales growth and EBIT Incremental pre-tax benefit from restructuring actions ~ $70 mil. Tax rate comparable to 2012 Restructuring costs and other items (adjustments to GAAP results) of ~$25 mil. pre-tax Capital expenditures (including IT) of ~$175 mil. Pension contributions of at least $60 mil. Average shares outstanding (assuming dilution) of approx. 100 mil. before use of net proceeds from divestiture * Guidance includes DES; anticipate reclassification to discontinued operations during first quarter of 2013.

2013 EPS and Free Cash Flow Guidance (continuing operations)* Add Back: Estimated Restructuring Costs and Other Items ~ $0.17 Adjusted EPS (non-GAAP) Reported EPS $2.23 - $2.63 Free Cash Flow $275 mil. - $325 mil. $2.40 - $2.80 1Q13 earnings expected to be 20% to 25% of full year earnings * Includes operating results from DES; excludes impact of share repurchase from net proceeds of divestitures.

Appendix: Realigned results reflecting new operating structure

Dollars in millions	FY10	1Q11	2Q11	3Q11	4Q11	FY11	1Q12	2Q12	3Q12	4Q12	FY12
Pressure-sensitive Materials											
Reported Sales	$4,000.8	$1,083.3	$1,082.7	$1,070.6	$1,024.1	$4,260.7	$1,064.8	$1,080.2	$1,050.4	$1,060.1	$4,255.5
Organic Sales Change	11%	9%	1%	2%	2%	3%	0%	5%	6%	6%	4%
Adjusted Operating Income (non-GAAP)	$365.6	$99.8	$103.2	$90.1	$79.0	$372.1	$102.9	$102.5	$98.5	$92.2	$396.1
Adjusted Operating Margin (non-GAAP)	9.1%	9.2%	9.5%	8.4%	7.7%	8.7%	9.7%	9.5%	9.4%	8.7%	9.3%
Retail Branding and Information Solutions											
Reported Sales	$1,534.2	$377.6	$398.8	$363.1	$370.5	$1,510.0	$360.1	$390.9	$376.5	$406.6	$1,534.1
Organic Sales Change	16%	9%	-6%	-7%	-4%	-3%	-4%	0%	7%	10%	3%
Adjusted Operating Income (non-GAAP)	$66.4	$11.9	$26.0	$9.6	$12.9	$60.4	$11.2	$24.0	$18.6	$25.3	$79.1
Adjusted Operating Margin (non-GAAP)	4.3%	3.2%	6.5%	2.6%	3.5%	4.0%	3.1%	6.1%	4.9%	6.2%	5.2%
Other specialty converting businesses											
Reported Sales	$247.0	$65.6	$63.3	$66.7	$60.0	$255.6	$58.4	$61.2	$60.9	$65.5	$246.0
Organic Sales Change	6%	13%	-2%	0%	7%	5%	-1%	5%	1%	15%	5%
Adjusted Operating Income (loss) (non-GAAP)	$0.2	$2.6	$0.2	($0.4)	($3.7)	($1.3)	($1.2)	$0.0	$0.0	$4.2	$3.0
Adjusted Operating Margin (non-GAAP)	0.1%	4.0%	0.3%	-0.6%	-6.2%	-0.5%	-2.1%	0.0%	0.0%	6.4%	1.2%
Corporate Expense (non-GAAP)	($97.3)	($29.7)	($16.3)	($17.4)	($17.3)	($80.7)	($21.8)	($19.4)	($19.0)	($20.3)	($80.5)

16 | Fourth Quarter and Full-Year 2012 Financial Review and Analysis | January 30, 2013

AVERY DENNISON Inspired Brands. Intelligent World.™

Appendix: Realigned results reflecting new operating structure

(Reconciliation of GAAP to Non-GAAP Measures)

Dollars in millions

Pressure-sensitive Materials Reconciliation of Operating Margins:	FY10	1Q11	2Q11	3Q11	4Q11	FY11	1Q12	2Q12	3Q12	4Q12	FY12
Net Sales	$4,000.8	$1,083.3	$1,082.7	$1,070.6	$1,024.1	$4,260.7	$1,064.8	$1,080.2	$1,050.4	$1,060.1	$4,255.5
Operating income, as reported	$356.6	$96.1	$101.7	$85.2	$69.2	$352.2	$100.7	$94.5	$85.0	$82.7	$362.9
Non-GAAP Adjustments:											
Severance and related costs	6.5	1.8	1.5	4.2	4.4	11.9	1.2	8.3	13.1	8.6	31.2
Asset impairment and lease cancellation charges	1.3	1.9	-	0.3	5.4	7.6	1.0	0.3	0.4	0.9	2.6
Other items	1.2	-	-	0.4	-	0.4	-	(0.6)	-	-	(0.6)
Adjusted operating income (non-GAAP)	$365.6	$99.8	$103.2	$90.1	$79.0	$372.1	$102.9	$102.5	$98.5	$92.2	$396.1
Operating Margin	8.9%	8.9%	9.4%	8.0%	6.8%	8.3%	9.5%	8.7%	8.1%	7.8%	8.5%
Adjusted Operating Margin (non-GAAP)	9.1%	9.2%	9.5%	8.4%	7.7%	8.7%	9.7%	9.5%	9.4%	8.7%	9.3%

Retail Branding and Information Solutions Reconciliation of Operating Margins:	FY10	1Q11	2Q11	3Q11	4Q11	FY11	1Q12	2Q12	3Q12	4Q12	FY12
Net Sales	$1,534.2	$377.6	$398.8	$363.1	$370.5	$1,510.0	$360.1	$390.9	$376.5	$406.6	$1,534.1
Operating income (loss), as reported	$60.2	$11.6	$24.6	($0.1)	$6.6	$42.7	$6.2	$23.1	$13.1	$12.1	$54.5
Non-GAAP adjustments:											
Severance and related costs	3.0	0.7	1.2	9.8	6.3	18.0	4.5	0.9	4.5	4.3	14.2
Asset impairment and lease cancellation charges	1.3	1.2	0.2	(0.1)	-	1.3	0.5	-	1.0	1.9	3.4
Other items	1.9	(1.6)	-	-	-	(1.6)	-	-	-	7.0	7.0
Adjusted operating income (non-GAAP)	$66.4	$11.9	$26.0	$9.6	$12.9	$60.4	$11.2	$24.0	$18.6	$25.3	$79.1
Operating Margin	3.9%	3.1%	6.2%	0.0%	1.8%	2.8%	1.7%	5.9%	3.5%	3.0%	3.6%
Adjusted Operating Margin (non-GAAP)	4.3%	3.2%	6.5%	2.6%	3.5%	4.0%	3.1%	6.1%	4.9%	6.2%	5.2%

17 | Fourth Quarter and Full-Year 2012 Financial Review and Analysis | January 30, 2013

AVERY DENNISON Inspired Brands. Intelligent World.™

Appendix: Realigned results reflecting new operating structure

(Reconciliation of GAAP to Non-GAAP Measures)

Dollars in millions

Other specialty converting businesses Reconciliation of Operating Margins:	FY10	1Q11	2Q11	3Q11	4Q11	FY11	1Q12	2Q12	3Q12	4Q12	FY12
Net Sales	$247.0	$65.6	$63.3	$66.7	$60.0	$255.6	$58.4	$61.2	$60.9	$65.5	$246.0
Operating (loss) income, as reported	($0.6)	$2.4	$0.1	($0.9)	$1.8	$3.4	($1.3)	($0.9)	($2.2)	$1.5	($2.9)
Non-GAAP adjustments:											
Severance and related costs	0.4	0.2	0.1	0.4	0.1	0.8	0.1	0.5	-	0.9	1.5
Asset impairment and lease cancellation charges	0.1	-	-	0.1	-	0.1	-	0.4	0.1	-	0.5
Other items	0.3	-	-	-	(5.6)	(5.6)	-	-	2.1	1.8	3.9
Adjusted operating income (loss) (non-GAAP)	$0.2	$2.6	$0.2	($0.4)	($3.7)	($1.3)	($1.2)	$0.0	$0.0	$4.2	$3.0
Operating Margin	-0.2%	3.7%	0.2%	-1.3%	3.0%	1.3%	-2.2%	-1.5%	-3.6%	2.3%	-1.2%
Adjusted Operating Margin (non-GAAP)	0.1%	4.0%	0.3%	-0.6%	-6.2%	-0.5%	-2.1%	0.0%	0.0%	6.4%	1.2%

Reconciliation of Corporate Expense:	FY10	1Q11	2Q11	3Q11	4Q11	FY11	1Q12	2Q12	3Q12	4Q12	FY12
Corporate expense, as reported	($100.9)	($29.8)	($21.6)	($20.4)	($22.6)	($94.4)	($22.2)	($21.1)	($19.7)	($23.2)	($86.2)
Non-GAAP adjustments:											
Severance and related costs	0.1	0.1	4.3	0.3	0.1	4.8	-	0.1	-	2.6	2.7
Asset impairment and lease cancellation charges	-	-	-	-	-	-	-	-	-	0.3	0.3
Other items	3.5	-	1.0	2.7	5.2	8.9	0.4	1.6	0.7	-	2.7
Corporate expense (non-GAAP)	($97.3)	($29.7)	($16.3)	($17.4)	($17.3)	($80.7)	($21.8)	($19.4)	($19.0)	($20.3)	($80.5)

18 | Fourth Quarter and Full-Year 2012 Financial Review and Analysis | January 30, 2013

AVERY DENNISON Inspired Brands. Intelligent World.™

(1) Totals may not sum due to rounding. Pressure-sensitive Materials Estimated change in sales due to: FY10 1Q11 2Q11 3Q11 4Q11 FY11 1Q12 2Q12 3Q12 4Q12 FY12 As reported sales change 11% 9% 7% 9% 1% 7% -2% 0% -2% 4% 0% Foreign currency translation 1% 0% 6% 7% -1% 3% -2% -5% -8% -2% -4% Acquisitions, net of divestitures 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% Extra week in fiscal year -1% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% Organic sales change (1) 11% 9% 1% 2% 2% 3% 0% 5% 6% 6% 4% Retail Branding and Information Solutions Estimated change in sales due to: FY10 1Q11 2Q11 3Q11 4Q11 FY11 1Q12 2Q12 3Q12 4Q12 FY12 As reported sales change 15% 9% -4% -5% -5% -2% -5% -2% 4% 10% 2% Foreign currency translation 1% 0% 2% 3% -1% 1% -1% -2% -3% 0% -2% Acquisitions, net of divestitures 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% Extra week in fiscal year -1% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% Organic sales change (1) 16% 9% -6% -7% -4% -3% -4% 0% 7% 10% 3% Other specialty converting businesses Estimated change in sales due to: FY10 1Q11 2Q11 3Q11 4Q11 FY11 1Q12 2Q12 3Q12 4Q12 FY12 As reported sales change 6% 13% -1% 2% 0% 4% -11% -3% -9% 9% -4% Foreign currency translation 1% -1% 1% 2% 0% 1% 0% -1% -2% -1% -1% Acquisitions, net of divestitures 0% 0% 0% 0% -7% -3% -9% -7% -8% -5% -7% Extra week in fiscal year -1% 0% 0% 0% 0% 0% 0% 0% 0% 0% 0% Organic sales change (1) 6% 13% -2% 0% 7% 5% -1% 5% 1% 15% 5% Appendix: Realigned results reflecting new operating structure (Reconciliation of GAAP to Non-GAAP Measures)

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